UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2007

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 MANOR PARK DRIVE, P.O.BOX 28183, COLUMBUS, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 28, 2007, Core Molding Technologies, Inc. (the "Company"), appointed Paul R. Boulier, 54 ("Mr. Boulier"), to serve as the Company’s Vice President of Marketing and Sales. Prior to joining the Company, Mr. Boulier was employed by Avery Dennison Corporation in Cleveland, Ohio, since 2002 as the Industrial Business Manager for the Specialty Tape Division serving the automotive, aerospace and other transportation markets. Mr. Boulier was responsible for marketing, business development, and commercialization of new products/platforms. While at Avery Dennison Corporation Mr. Boulier also served as the Technical Director for the Specialty Tape Division. Prior to joining Avery Dennison, Mr. Boulier was employed from 1984 to 2001 by NOVA Chemicals Corporation in Pittsburgh, Pennsylvania where he held a various executive positions in Corporate Development/M&A, Global R&D, Marketing & Sales for the Styrenics Division. Mr. Boulier has also held Operations and Product Development management positions at Borden, Incorporated and Albany International Corporations.

Mr. Boulier will receive an initial base salary of $165,000 per year and a grant of 6,996 shares of restricted stock of the Company (the "Restricted Stock Grant") pursuant to the Company’s 2006 Long-Term Equity Incentive Plan. In connection with the Restricted Stock Grant, Mr. Boulier and the Company entered into a restricted stock agreement (the "Restricted Stock Agreement"). Pursuant to the Restricted Stock Agreement, the Restricted Stock Grant shall be subject to certain stock ownership and time-based vesting requirements over the next three (3) years, but, in any event, the Restricted Stock Grant shall fully vest upon the occurrence of a change in control of the Company, or upon Mr. Boulier’s death or disability. The above description of the Restricted Stock Agreement is qualified in its entirety by the text of the form of restricted stock agreement, a copy of such form restricted stock agreement is attached hereto as Exhibit 10.1 and incorporated by reference in its entirety herein.

In connection with his appointment, Mr. Boulier and the Company have also entered into an Executive Severance Agreement (the "Severance Agreement"). The Severance Agreement provides that upon a Change in Control (as defined in the Severance Agreement) that Mr. Boulier shall be entitled to receive his then-current base salary for the remainder of the term of the Severance Agreement, as extended, together with any health, dental, life, disability or other benefits as he was then entitled to receive. In addition, if within the two-year period following a Change in Control, the Company terminates Mr. Boulier other than for "Cause" (as defined in the Severance Agreement) or for death or disability (as defined in the Severance Agreement), Mr. Boulier shall be entitled to certain payments and benefits, including (i) a severance benefit equal to the sum of (a) a multiple of his average base salary for the past five (5) years (or such lesser period), plus (b) a multiple of his average cash bonuses earned for the past five (5) years (or such lesser period), and (ii) full vesting and removal of all restrictions on any stock and equity-based compensation awards. The above description of the Severance Agreement is qualified in its entirety by the text of the form of Executive Severance Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference in its entirety herein.

Item 8.01 Other Events.

A copy of the press release announcing the hiring of Mr. Boulier is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 10.1 Form of Core Molding Technologies, Inc. Restricted Stock Agreement
Exhibit 10.2 Form of Executive Severance Agreement
Exhibit 99.1 Press Release, dated August 30, 2007, announcing the appointment of Paul R. Boulier to serve as Vice President, Marketing and Sales.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

August 30, 2007	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Vice President, Secretary, Treasurer and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Form of Core Molding Technologies, Inc. Restricted Stock Agreement
10.2	Form of Executive Severance Agreement
99.1	Press release dated August 30, 2007, announcing the appointment of Paul R. Boulier to serve as Vice President, Marketing and Sales